                                                                    EXHIBIT 10.1




                              AMENDED AND RESTATED

                               FRAMEWORK AGREEMENT

                                     between

                               IMPSAT CORPORATION

                                       and

                         GLOBAL CROSSING DEVELOPMENT CO.

                                  July 27, 1999

                                TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                        ----
ARTICLE 1. THE PROJECT...........................................................................................          2

                  1.1. Purpose...................................................................................          2
                  1.2. Term......................................................................................          2
                  1.3. Timing of  the Project....................................................................          2

ARTICLE 2. BASIC AGREEMENTS......................................................................................          3

                  2.1. Master Agreement..........................................................................          3
                  2.2. Turnkey Backhaul Construction Contract....................................................          4
                  2.3. Backhaul Operations, Administration, Maintenance and Provisioning
                           Agreement.............................................................................          5
                  2.4. Co-Marketing Agreement....................................................................          5
                  2.5. Cable Station Lease Agreement.............................................................          5
                  2.6. Telehouse Lease Agreements................................................................          5
                  2.7. Cable Station Operations and Maintenance Agreement........................................          5
                  2.8. Global Crossing Capacity Purchase Agreement...............................................          6
                  2.9. Trans-Andean Crossing Agreements..........................................................          6

ARTICLE 3. CONDITIONS TO CLOSING.................................................................................          7

                  3.1. Conditions to Obligations of GCD to Close.................................................          7
                  3.2. Conditions to Obligations of IMPSAT Corporation to Close..................................          7

ARTICLE 4. COVENANTS.............................................................................................          7

                  4.1. Actions Prior to Closing..................................................................          7
                  4.2. Information...............................................................................          8
                  4.3. Public Announcements......................................................................          8
                  4.4. Confidentiality...........................................................................          8
                  4.5. Exclusivity...............................................................................          8

ARTICLE 5. REPRESENTATION AND WARRANTIES.........................................................................          8

                  5.1. Representations and Warranties of GCD.....................................................          8
                  5.2. Representations and Warranties of IMPSAT..................................................          9

ARTICLE 6. TERMINATION AND EXPENSES..............................................................................         10

                  6.1. Termination...............................................................................         10
                  6.2. Liabilities in Event of Termination.......................................................         10

ARTICLE 7. MISCELLANEOUS.........................................................................................         11

                  7.1.  Survival.................................................................................         11
                  7.2.  Defined Terms............................................................................         11
                  7.3.  Successors and Permitted Assigns; Assignment.............................................         11
                  7.4.  Notices..................................................................................         11
                  7.5.  Amendments and Waivers...................................................................         13
                  7.6.  Governing Law; Severability..............................................................         13
                  7.7.  Jurisdiction.............................................................................         13
                  7.8.  Expenses.................................................................................         13
                  7.9.  Counterparts; Effectiveness..............................................................         13
                  7.10. Headings.................................................................................         13
                  7.11. Entire Agreement.........................................................................         13
                  7.12. Interpretation...........................................................................         13
                  7.13. Further Assurances.......................................................................         14
                  7.14. No Third Party Beneficiaries.............................................................         14

                                    EXHIBITS

1.  Backhaul Construction RFS Dates and Cost Estimates

2.  Telehouse Agreements

3.  TAC Agreement

4.  Capacity Purchase Agreement

5.  June Proposal

                              AMENDED AND RESTATED

                               FRAMEWORK AGREEMENT

                  THIS AMENDED AND RESTATED FRAMEWORK AGREEMENT (the "Agreement") is made as of this 27th day of July, 1999, by and between IMPSAT Corporation, a Delaware corporation ("IMPSAT Corporation"), and Global Crossing Development Co., a Delaware corporation ("GCD"), and amends and restates the Framework Agreement between GCD and IMPSAT Corporation dated as of May 28, 1999 (the "Original Agreement").

                                    RECITALS

         A. GCD and its Affiliates (collectively, "Global Crossing") are developing an undersea and terrestrial fiber optic cable system to circle the continent of South America ("South American Crossing" or "SAC") linking SAC to Global Crossing's worldwide network, and are developing a system linking the west coast of the United States of America with St. Croix ("Pan American Crossing" or "PAC") with the goal of offering the highest quality city-to-city capacity to telecommunications carriers and certain Internet service providers ("ISPs").

         B. IMPSAT Corporation and its Affiliates (collectively, "IMPSAT") provide telecommunications services to business customers, carriers, ISPs and other telecommunications providers in the Americas and are developing a terrestrial broadband fiber optic network connecting the major cities of Latin America and building local distribution networks in the major cities of Latin America.

         C. Global Crossing and IMPSAT desire to enter into a network of related contractual relationships (the "Project") as set forth in Article 2 of this Agreement (such agreements, the "Basic Agreements") which are intended to combine the strengths of IMPSAT's network and Global Crossing's network to offer customers of Global Crossing and IMPSAT the highest quality city-to-city capacity integrating major cities in South America with cities served by Global Crossing's worldwide network.

         D. GCD desires to establish one or more companies (the "Holding Companies") to develop, finance, construct, install, operate, maintain, own and sell, lease or otherwise dispose of capacity on a terrestrial fiber optic network (the "Backhaul System") comprising the backhaul from cable landing stations in Brazil, Colombia, Peru and Venezuela (the "Territories") to selected points-of-presence telehouses in such countries for the purpose of conducting international telecommunications traffic to and from such telehouses and to and from South American Crossing in the case of Brazil, Colombia and Peru, and Pan American Crossing in the case of Venezuela (the "Holding Company Business").

         E. GCD and IMPSAT Corporation desire that IMPSAT will provide for the construction of the Backhaul System and certain elements of the terrestrial portion of South American Crossing on a system route connecting Las Toninas, Argentina, Buenos Aires, Argentina, Santiago, Chile and Algarrobo, Chile (the "Trans-Andean Crossing" or "TAC") and the operations and maintenance of the Backhaul System and TAC.

         F. GCD and IMPSAT Corporation desire to enter into a Master Agreement (as defined herein) that will define a framework for the general commercial relationship between the parties and will provide for IMPSAT's support for the activities of GCD, its Affiliates and the Holding Companies in South America.

         G. GCD and IMPSAT Corporation desire that IMPSAT will provide capacity to Global Crossing's customers for connectivity to other cities outside the capital cities of South America through IMPSAT's terrestrial network.

         H. GCD and IMPSAT Corporation desire to amend and restate the Original Agreement to set forth a legally binding framework for the negotiation of the Basic Agreements, including the material terms and conditions of the Basic Agreements.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, which the parties agree is good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.

                                   THE PROJECT

         1.1. PURPOSE. This Agreement amends, restates and supersedes in its entirety the Original Agreement. The purpose of this Agreement is to set forth the terms and conditions upon which Global Crossing and IMPSAT will negotiate and enter into the Basic Agreements.

         1.2. TERM. This Agreement is a binding agreement between GCD and IMPSAT Corporation and shall be superseded at the Closing by the Basic Agreements. All terms and conditions of this Agreement shall expire and terminate at the Closing. This Agreement shall expire and terminate in accordance with the provisions of Section 6.1 hereof.

         1.3. TIMING OF  THE PROJECT.

                  (a) As soon as practicable following the execution and delivery of this Agreement by the parties,

                           (i) IMPSAT shall file (or cause to be filed) all necessary applications for the IMPSAT Authorizations, and shall diligently prosecute such applications and use its best efforts to obtain such IMPSAT Authorizations as expeditiously as possible.

                           (ii) Global Crossing shall file (or cause to be filed) all necessary applications for the GCD Authorizations, and shall diligently prosecute such applications and use its best efforts to obtain such GCD Authorizations as expeditiously as possible.

                  (b) As soon as practicable after the satisfaction of the conditions set forth in Article 3 (the "Closing Date"), the parties shall execute all of the Basic Agreements (the "Closing"). The parties shall use their reasonable best efforts to finalize and enter into the Basic Agreements not later than December 31, 1999. At the Closing,

                           (i) Global Crossing shall deliver, or cause to be delivered, to all counterparties the executed Basic Agreements.

                           (ii) IMPSAT shall deliver, or cause to be delivered, to all counterparties the executed Basic Agreements.

                                   ARTICLE 2.

                                BASIC AGREEMENTS

                  Global Crossing, IMPSAT and the Holding Companies, as applicable, will enter into the Basic Agreements set forth below. The Basic Agreements shall also contain such usual, customary or appropriate terms and conditions as the parties may agree.

         2.1. MASTER AGREEMENT. On the Closing Date, IMPSAT and Global Crossing shall enter into a Master Agreement that will define a framework for the general commercial relationship between the parties and will provide for IMPSAT's support for the activities of GCD, its Affiliates and the Holding Companies in South America (the "Master Agreement"). The Master Agreement shall include, among others, the following understandings of the parties:

                  (a)      Holding Company Telecommunications Licenses and
                           Concessions.

                           (i) GCD desires that the Holding Companies obtain all telecommunications licenses and concessions required to carry out the Holding Company Business ("Licenses") in each Territory ("Holding Company Licenses") in the name of the Holding Company, and IMPSAT is fully committed to use its reasonable best efforts to obtain such Licenses on behalf of the Holding Companies.

                           (ii) The reasonable costs, fees and expenses incurred by IMPSAT to obtain Holding Company Licenses will be paid to IMPSAT by the Holding Companies.

                           (iii) The Holding Companies, IMPSAT and Global Crossing will negotiate in good faith for reasonable compensation to IMPSAT for its role in the process of obtaining Holding Company Licenses. Such compensation will be paid by the Holding Companies.

                  (b) Failure to Obtain or Delay of Holding Company Telecommunications Licenses and Concessions.

                           (i) In the event that the Holding Company Licenses for any Holding Company are delayed, denied, or otherwise not obtained by the RFS dates specified in Section 2.2 below, the parties agree to reach commercial arrangements so that Global Crossing services can be sold and put into service in said country. In this case, IMPSAT is fully committed to use its reasonable best efforts to support this objective through the use of the telecommunications licenses and concessions held by IMPSAT ("IMPSAT Licenses") until such time as the Holding Companies obtain the Holding Company Licenses.

                           (ii) In the case of subsection (i) above, the Holding Companies, IMPSAT and Global Crossing will negotiate in good faith for reasonable compensation to IMPSAT for the use of the IMPSAT Licenses.

                  (c) Cable Station Connections. Global Crossing's general corporate policy is that all customers interconnect at Telehouses (or the terminal point of the backhaul with respect to a cable system) and not at cable stations. Global Crossing agrees that [

                                  ]

         2.2. TURNKEY BACKHAUL CONSTRUCTION CONTRACT. (a) On the Closing Date, IMPSAT and each of the Holding Companies shall enter into an agreement (the "Turnkey Backhaul Construction Contract") whereby IMPSAT will construct or purchase dark fiber for the Backhaul System linking the cable landing stations in the Territories to IMPSAT Telehouses in Rio de Janeiro, Brazil, Sao Paulo, Brazil, Lima, Peru and Caracas, Venezuela. The Turnkey Backhaul Construction Contract will provide for the following Ready-for-Service ("RFS") dates:

                           CITY                                RFS DATE
                           ----                                --------
                          Caracas                           [     ], 2000*
                         Sao Paulo                          [     ], 2000
                      Rio de Janeiro                        [     ], 2000
                           Lima                             [     ], 2001

*    Construction cost estimates previously provided to GCD for Venezuela and
     included in Exhibit 1 contemplate an RFS Date for Caracas of [     ], 2000,
     as originally requested by GCD. These estimates may need to be revised to analyze and determine if additional costs will be incurred because of the earlier RFS Date set forth above.

At the request of Global Crossing, IMPSAT will analyze the feasibility and cost of earlier RFS Dates than the RFS Dates set forth above and will inform Global Crossing of the conclusions of such analysis as soon as they are available.

                  (b) For Colombia, IMPSAT will construct dark fiber from the Buenaventura Cable Station to IMPSAT's point-of-presence in Cali, Colombia.
IMPSAT will provide [                                         ], for an RFS date
of [      ], 2001 to meet market requirements until dark fiber from Cali to
Bogota is built or acquired. IMPSAT commits to use its reasonable best efforts
to acquire or construct dark fiber from Cali to [           ] not later than [
     ] 2003, for the Colombian Holding Company.

                  (c) The Turnkey Backhaul Construction Contract will provide for the construction of the Backhaul System on a cost-plus basis and such other terms and conditions as mutually agreed between GCD and IMPSAT. IMPSAT's current cost estimates for construction of the Backhaul System, subject to revision for the earlier RFS Date for Caracas, are included in Exhibit 1 hereto. Global Crossing will also consider the purchase of dark fiber as an alternative to construction of some or all of the Backhaul System. If Global Crossing determines that the purchase of dark fiber would be a better alternative for completion of the Backhaul System, then the Turnkey Backhaul Construction Contract will be modified accordingly.

                  (d) For Brazil and Venezuela not later than August 30, 1999 and for Colombia and Peru not later than November 30, 1999, IMPSAT will provide to Global Crossing a proposal for converting the Turnkey Backhaul Construction Contract to a firm, fixed-price turnkey construction contract. Global

Crossing will have two weeks to accept or reject such proposal. If such proposal is accepted by Global Crossing, then IMPSAT and Global Crossing shall amend and restate the Turnkey Backhaul Construction Contract to incorporate the terms of such proposal. If such proposal is rejected by Global Crossing, then the Turnkey Backhaul Construction Contract shall continue to govern the construction of the Backhaul System.

                  (e) IMPSAT and Global Crossing shall negotiate in good faith regarding the acquisition by IMPSAT of dark fibers on the Backhaul System linking IMPSAT's Telehouses with Global Crossing's SAC and PAC (in Venezuela) Cable Stations. These fibers will not terminate in the Global Crossing cable station,[

                                                          ].  The price for such
dark fiber shall be determined on a country-by-country basis.

         2.3. BACKHAUL OPERATIONS, ADMINISTRATION, MAINTENANCE AND
PROVISIONING AGREEMENT. On the Closing Date, IMPSAT and Global Crossing, on behalf of the Holding Companies, shall enter into an Operations, Administration, Maintenance and Provisioning Agreement for the operation and maintenance of the Backhaul System and the management of traffic on the Backhaul System (the "OAM&P Agreement"). The OAM&P Agreement will include such terms and conditions as mutually agreed between Global Crossing and IMPSAT.

         2.4. CO-MARKETING AGREEMENT. On the Closing Date, IMPSAT and Global Crossing shall enter into a non-exclusive co-marketing agreement (the "Co-Marketing Agreement") providing for the parties to cooperatively market and sell global city-to-city telecommunication services on Global Crossing's worldwide network and IMPSAT's Latin American network. The Co-Marketing Agreement will include such terms and conditions as mutually agreed between Global Crossing and IMPSAT.

         2.5. CABLE STATION LEASE AGREEMENT. In the event Global Crossing permits customers to interconnect at cable stations as provided in Section 2.1(c), Global Crossing agrees to provide an option for IMPSAT to lease space at the Cable Stations on terms to be negotiated in good faith by the parties.

         2.6. TELEHOUSE LEASE AGREEMENTS. On the Closing Date, Global
Crossing and IMPSAT shall agree to a form of telehouse lease agreement (each, a "Telehouse Lease Agreement" and, collectively the "Telehouse Lease Agreements"). The Telehouse Lease Agreements will provide for the lease to the Holding Companies or Global Crossing, as applicable, of space in the telehouses owned by IMPSAT (the "Telehouses") on the terms and conditions set forth in Exhibit 2. On the Closing Date, Global Crossing and IMPSAT shall enter into Telehouse Lease Agreements providing for the lease to Global Crossing of space in the Telehouses identified in Exhibit 2, effective upon the RFS Date for such Telehouses. The parties further agree that in the event that Global Crossing deems that additional Telehouses in South America are necessary or desirable in the future due to evolution of market conditions, IMPSAT will be offered the opportunity to present its proposal to Global Crossing for that need. Global Crossing agrees to give any such proposal(s) serious consideration.

         2.7. CABLE STATION OPERATIONS AND MAINTENANCE AGREEMENT. On the
Closing Date, IMPSAT and Global Crossing may enter into an Operations and Maintenance Agreement for the operation and maintenance of the SAC cable stations, and the PAC cable station(s) located in Venezuela (the "Cable Station O&M Agreement"). If Global Crossing desires that IMPSAT provide a proposal for the operation and maintenance of the SAC cable stations, IMPSAT will provide such proposal within sixty (60) days of the day of request in writing. If the parties do not agree to the terms of the Cable Station O&M Agreement by November 30, 1999, (i) such document shall not be deemed to be a Basic

Agreement, and (ii) the failure of the parties to agree on terms for the Cable Station O&M Agreement shall not be a cause for the termination of this Agreement. The Cable Station O&M Agreement, if any, will include such terms and conditions as mutually agreed between Global Crossing and IMPSAT. The provisions of Section 4.5 shall not apply to this Section 2.7.

         2.8. GLOBAL CROSSING CAPACITY PURCHASE AGREEMENT. On the Closing
Date, IMPSAT and Global Crossing shall enter into a capacity purchase agreement for capacity on the Global Crossing worldwide system (the "Capacity Purchase Agreement"). The Capacity Purchase Agreement will provide for the purchase of capacity on the Global Crossing system on the terms and conditions set forth in
Exhibit 4. The parties agree that IMPSAT will be allowed to resell its capacity
in units of up to [      ].

         2.9. TRANS-ANDEAN CROSSING AGREEMENTS. On the Closing Date, IMPSAT and Global Crossing shall enter into one or more agreements for the construction or purchase of duct and operations and maintenance services with respect to TAC (the "TAC Agreements"). The TAC Agreements will provide for:

                  (a) the purchase by Global Crossing of one duct from IMPSAT on a route between Buenos Aires and Mendoza and the turnkey construction by IMPSAT of duct on the routes between Las Toninas and Buenos Aires, and Mendoza and Santiago and Santiago and Algarrobo. The terms and conditions for some of the above included transactions have already been agreed and are shown in Exhibit 3,

                  (b) rental of telehouse space from IMPSAT in Buenos Aires and Santiago as stipulated in Section 2.6 and the option for rental of Telehouse space in Rosario, Cordoba and Mendoza at rates the parties will negotiate in good faith, and

                  (c) operations and maintenance services on the terms set forth in the IMPSAT proposal of June 9, 1999, a copy of which is attached as Exhibit 5 (the "June Proposal").

IMPSAT agrees to coordinate and work in good faith with Global Crossing and/or any other SAC construction contractor to coordinate the construction, completion and connection of TAC with the construction, completion and connection with SAC. The TAC Agreements will provide for the RFS Dates specified in Exhibit 3, except that the RFS Dates for the Mendoza - Santiago and Santiago - Algarrobo segments
will be reviewed between the parties to confirm an RFS date of [      ], 2000.
The TAC Agreements will include such other terms and conditions as mutually agreed between Global Crossing and IMPSAT.

                  (d) IMPSAT and Global Crossing shall negotiate in good faith regarding the acquisition by IMPSAT of dark fibers on TAC between Las Toninas and Buenos Aires and Mendoza and Algarrobo linking IMPSAT's Telehouses with Global Crossing's SAC Cable Stations. These fibers will not terminate in the Cable Stations, [

                                                           ]

                  (e) Global Crossing desires, and IMPSAT agrees to provide Global Crossing with, the option of connecting Rosario, Cordoba and Mendoza directly to SAC in the future for international circuits. Although it is not currently envisioned that Global Crossing will need to directly connect these cities to SAC, the parties agree to allow for this option upon the request of Global Crossing.

                                   ARTICLE 3.

                              CONDITIONS TO CLOSING

         3.1. CONDITIONS TO OBLIGATIONS OF GCD TO CLOSE. The obligations of
GCD under Section 1.3(c) of this Agreement are subject to the fulfillment and satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may only be waived in writing, in whole or in part, by GCD:

                  (a) Representations, Warranties and Covenants True at the Closing Date. (i) All representations and warranties of IMPSAT Corporation contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties speak as of an earlier date), except (x) for changes contemplated by this Agreement and (y) where the failure to be true and correct does not and can not have a material adverse effect on the business, financial condition, results of operations or prospects of IMPSAT Corporation and its Affiliates, taken as a whole, or a material adverse effect on the Project; (ii) IMPSAT Corporation shall have performed and complied with, in all material respects, its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date; and (iii) IMPSAT Corporation shall deliver a certificate signed by one of its duly authorized officers certifying as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

                  (b) Basic Agreements. Each of IMPSAT Corporation and its Affiliates and the Holding Companies shall have executed and delivered all of the Basic Agreements to which each is required to be a party.

         3.2. CONDITIONS TO OBLIGATIONS OF IMPSAT CORPORATION TO CLOSE. The obligations of IMPSAT Corporation under Section 1.3(c) of this Agreement are subject to the fulfillment and satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may only be waived in writing, in whole or in part, by IMPSAT Corporation:

                  (a) Representations, Warranties and Covenants True at the Closing Date. (i) All representations and warranties of GCD contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties speak as of an earlier date), except (x) for changes contemplated by this Agreement and (y) where the failure to be true and correct does not and can not have a material adverse effect on the business, financial condition, results of operations or prospects of GCD and its Affiliates, taken as a whole, or a material adverse effect on the Project; (ii) GCD shall have performed and complied with, in all material respects, its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date; and (iii) GCD shall deliver a certificate signed by one of its duly authorized officers certifying as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

                  (b) Basic Agreements. Each of GCD and its Affiliates and the Holding Companies shall have executed and delivered all of the Basic Agreements to which each is required to be a party.

                                   ARTICLE 4.

                                    COVENANTS

         4.1. ACTIONS PRIOR TO CLOSING. Upon the terms and subject to the conditions of this Agreement and the other agreements, documents and instruments pursuant to which the transactions contemplated hereby are to be consummated, GCD and IMPSAT Corporation will take all other actions, and do, or cause to be done, all other things necessary, proper or advisable to carry out its obligations under this Agreement and to consummate and make effective the transactions contemplated hereby and by the Basic Agreements, including, without limitation, the following:

                  (a) as soon as practicable following the execution of this Agreement, to make all applications and filings and to use its best efforts to obtain all other authorizations and consents required to be obtained by such party or its Affiliates in connection with the consummation of the transactions contemplated by this Agreement and by the Basic Agreements; and

                  (b) in the event any claim, action, suit, investigation or other proceeding by any governmental authority or other person is commenced which questions the validity or legality of any of the transactions contemplated hereby or by any of the Basic Agreements or any injunction or other order is issued in any such proceeding, to cooperate with the other party hereto regarding the defense of such proceedings and the removal of any such impediment to the consummation of such transactions and to use its reasonable best efforts to have such injunction or other order dissolved.

         4.2. INFORMATION. Each of the parties hereto agrees to keep the other informed as to all material developments and communications relating to the transactions contemplated by this Agreement.

         4.3. PUBLIC ANNOUNCEMENTS. Either party may publicly announce that it has entered into this Agreement, provided that the other party is given a reasonable opportunity to review the form and content of the proposed announcement.

         4.4. CONFIDENTIALITY. GCD and IMPSAT Corporation agree that any written information with respect to the Project delivered to it by the other party that is confidential and proprietary and is marked "confidential and proprietary" ("Confidential Information") will be kept confidential by GCD and IMPSAT Corporation and shall not be disclosed, in whole or in part to any person other than Affiliates, officers, directors, employees, agents consultants or representatives of GCD, and IMPSAT Corporation (collectively "Representatives") who need to know such Confidential Information. Each of the parties agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section 4.4. Nothing herein shall prevent either party from disclosing Confidential Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any rule or regulation of any regulatory agency or authority, and (c) to its legal counsel or independent auditors.

         4.5. EXCLUSIVITY. During the term of this Agreement, neither party shall solicit or encourage proposals from other parties or discuss arrangements with other parties with respect to any activities covered by this Agreement or the Basic Agreements; provided, however, that this Section 4.5 shall not apply to Section 2.7 or Section 2.4.

                                   ARTICLE 5.

                          REPRESENTATION AND WARRANTIES

         5.1. REPRESENTATIONS AND WARRANTIES OF GCD. GCD represents and warrants, as of the date hereof, and, as of the Closing Date, as follows:

                  (a) Organization and Standing. GCD is a corporation duly incorporated, validly existing and in corporate good standing under the laws of Delaware.

                  (b) Authority; Enforceability. GCD has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of GCD. This Agreement has been duly executed and delivered by GCD and constitutes a valid and legally binding obligation of GCD, enforceable against GCD in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                  (c) No Conflict. The execution, delivery and performance by GCD of this Agreement (i) does not contravene any provision of GCD's charter or by-laws; and (ii) does not violate or conflict with any material law, regulation or contractual restriction to which GCD is subject.

                  (d) Consents and Governmental Authorizations. Except for the GCD Authorizations, no material consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by GCD of any of the Basic Agreements and the consummation of the transactions contemplated thereby.

                  (e) Litigation. There is no action, suit, proceeding, or investigation pending or, to the best knowledge of GCD, threatened, against or affecting GCD, or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs GCD's or the Holding Companies' ability to enter into this Agreement or any Basic Agreement, or to consummate the transactions contemplated hereby or thereby.

         5.2. REPRESENTATIONS AND WARRANTIES OF IMPSAT. IMPSAT Corporation represents and warrants, as of the date hereof, and, as of the Closing Date, as follows:

                  (a) Organization and Standing. IMPSAT Corporation is a corporation duly incorporated, validly existing and in corporate good standing under the laws of the State of Delaware.

                  (b) Authority; Enforceability. IMPSAT Corporation has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of IMPSAT Corporation. This Agreement has been duly executed and delivered by IMPSAT Corporation and constitute the valid and legally binding obligation of IMPSAT Corporation, enforceable against IMPSAT Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                  (c) No Conflict. The execution, delivery and performance by IMPSAT Corporation of this Agreement (i) does not contravene any provision of IMPSAT Corporation's charter or by-laws; and (ii) does not violate or conflict with any material law, regulation or contractual restriction to which IMPSAT Corporation is subject.

                  (d) Consents and Governmental Authorizations. Except for the IMPSAT Authorizations, no material consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by IMPSAT of any of the Basic Agreements and the consummation of the transactions contemplated thereby.

                  (e) Litigation. There is no action, suit, proceeding or investigation pending or, to the best knowledge of IMPSAT, threatened, against or affecting IMPSAT or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs IMPSAT's or the Holding Companies' ability to enter into this Agreement or any Basic Agreement, or to consummate the transactions contemplated hereby or thereby.

                                   ARTICLE 6.

                            TERMINATION AND EXPENSES

         6.1. TERMINATION. Notwithstanding anything herein, this Agreement may be terminated and the Project abandoned at any time prior to the Closing Date:

                  (a) by mutual consent of GCD and IMPSAT Corporation;

                  (b) by either GCD or IMPSAT Corporation, if either GCD or IMPSAT Corporation receives a final non-appealable order from any regulatory authority denying an authorization necessary in order for any party to execute and deliver any of the Basic Agreements;

                  (c) by either GCD or IMPSAT Corporation, if the Closing shall not have occurred on or before December 31, 1999, unless such failure so to consummate shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof (unless such failure to consummate is due to the failure to obtain required authorizations in which case such date shall be extended for an additional three months);

                  (d) by GCD, if there has been a material breach of a representation or warranty in this Agreement by IMPSAT Corporation, and IMPSAT Corporation fails to cure such breach within 60 days after notice thereof from GCD, or a material breach by IMPSAT Corporation of any covenant set forth in this Agreement or a failure of any condition to which the obligations of GCD are subject, and such breach or failure has not been waived expressly in writing;

                  (e) by IMPSAT Corporation, if there has been a material breach of a representation or warranty in this Agreement by GCD and GCD fails to cure such breach within 60 days after notice thereof from IMPSAT Corporation or a material breach by GCD of any covenant set forth in this Agreement or a failure of any condition to which the obligations of IMPSAT Corporation are subject, and such breach or failure has not been waived expressly in writing.

         6.2. LIABILITIES IN EVENT OF TERMINATION. In the event of the termination and abandonment of this Agreement and the transactions contemplated hereby, this Agreement shall become void and have no effect, and GCD, IMPSAT Corporation and their respective directors, officers, employees and shareholders shall have no obligation or liability to each other hereunder, except (a) for those obligations set forth in Sections 4.3, 4.4 and 4.5, (b) for any obligations of GCD and IMPSAT Corporation arising from the activities of the Project prior to such termination and (c) that nothing herein shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE 7.

                                  MISCELLANEOUS

         7.1. SURVIVAL. The representations and warranties and covenants of each of the parties contained in this Agreement shall survive until the Closing.

         7.2. DEFINED TERMS. As used herein, the following terms have the following meanings:

         "Affiliate" means (i) as to any Person, any other Person (other than a Holding Company) which, directly or indirectly, is controlled by such Person, and (ii) as to GCD, Global Crossing Ltd., a Bermuda corporation, and any other Person (other than a Holding Company) controlled by Global Crossing Ltd. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise

         "GCD Authorizations" means all regulatory consents, authorizations and approvals with respect to Global Crossing that may be necessary for Global Crossing to enter into and perform its obligations under the Basic Agreements, but excluding any telecommunications licenses relating to the Backhaul System in any Territory.

         "IMPSAT Authorizations" means all regulatory consents, authorizations and approvals in each Territory with respect to IMPSAT and its Affiliates that may be necessary for IMPSAT and its Affiliates to enter into and perform their obligations under the Basic Agreements.

         "Person" means any natural person or corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, estate or other entity.

         7.3. SUCCESSORS AND PERMITTED ASSIGNS; ASSIGNMENT.

                  (a) Subject to Section 7.3(b), the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives.

                  (b) Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each of the parties hereto. Notwithstanding the foregoing and except as set forth in Exhibit 4, a party may assign its rights and obligations under this Agreement to an Affiliate provided that the assigning party will continue to be responsible for its liabilities and obligations hereunder.

         7.4. NOTICES. All notices, requests and other communications hereunder shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation), to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 7.4.

         if to GCD:

         Global Crossing, Ltd.
         c/o Global Crossing Development Co.
         2655 Le Jeune Road
         Suite 400
         Coral Gables, FL 33134
         Fax:  (305) 529-6650
         Attention:  Joseph A. Guzman

         with a copy to:

         Global Crossing Development Co.
         12 Headquarters Plaza
         4th Floor
         Morristown, NJ 07960
         Fax:  (973) 889-5930
         Attention:  Deidre Holmes

         and to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, NY 10017
         Fax:  (212) 455-2502
         Attention:  William Brentani

         if to IMPSAT:

         IMPSAT Corporation
         Alferez Pareja 256 (1107)
         Buenos Aires, Argentina
         Fax:  54-11-4328-0140
         Attention:  Alexander F. Rivelis

         with a copy to:

         Latham & Watkins
         1001 Pennsylvania Avenue
         Washington, DC 20004
         Fax:  (202) 637-2201
         Attention:  Gary M. Epstein
                     James R. Hanna

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt or (ii) three business days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery the business day next following the day such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied.

         7.5. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         7.6. GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.

         7.7. JURISDICTION. Each of the parties hereby (a) submits to the jurisdiction of any state or federal court sitting in the State and County of New York, Borough of Manhattan, in any action arising out of or relating to this Agreement, and (b) agrees that it will not initiate any action arising out of or relating to this Agreement in any court other than any state or federal court sitting in the State and County of New York, Borough of Manhattan.

         7.8. EXPENSES. All expenses incurred by any party hereto in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby shall be borne by such party except as otherwise expressly provided in any provision of this Agreement.

         7.9. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         7.10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         7.11. ENTIRE AGREEMENT. This Agreement, the Exhibits attached (or to be attached) hereto and the agreements, documents and instruments contemplated hereby, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written, between or among any of the parties hereto with respect to the subject matter hereof. To the extent of any inconsistency between this Agreement and the June Proposal, the terms of this Agreement shall prevail.

         7.12. INTERPRETATION. In any dispute concerning the construction or interpretation of any provision of this Agreement or any ambiguity thereof, there shall be no presumption that the Agreement or any provision hereof be construed against the party who drafted this Agreement.

         7.13. FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

         7.14. NO THIRD PARTY BENEFICIARIES. This Agreement does not provide and is not intended to provide any third party (including but not limited to customers of IMPSAT or Global Crossing) with any remedy, claim, liability, reimbursement, cause of action, or any other right.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.

                                   GLOBAL CROSSING DEVELOPMENT CO.

                                   By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   IMPSAT CORPORATION

                                   By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT 1

               BACKHAUL CONSTRUCTION RFS DATES AND COST ESTIMATES

                CITY                        RFS DATE                  COST ESTIMATES**
                ----                        --------                  ----------------
               Caracas                   [     ], 2000                US $[ ] million
              Sao Paulo                  [     ], 2000                US $[ ] million
           Rio de Janeiro                [     ], 2000                US $[ ] million
               Bogota*                   [     ], 2001                US $[ ] million
                Lima                     [     ], 2001                US $[ ] million

* For Colombia, IMPSAT will construct dark fiber from the Buenaventura Cable Station to IMPSAT's point-of-presence in Cali, Colombia. IMPSAT will provide [
              ], for an RFS date of [               ] 2001 to meet market
         requirements until dark fiber from Cali to Bogota is built or acquired. IMPSAT commits to use its reasonable best efforts to acquire or
         construct dark fiber from Cali [                ] not later than [    ]
         2003, for the Colombian Holding Company. These cost estimates are only for the construction of dark fiber between the Cable Station in Buenaventura and the IMPSAT point-of-presence in Cali, Colombia.

** These preliminary cost estimates were developed for purposes of a feasibility study and are subject to revision. The estimates for Venezuela, Colombia and Peru were provided to GCD on January 19, 1999, and the estimates for Brazil were provided on April 26, 1999. These estimates include the costs for fiber optic cable installation, fiber optic cable, transmission equipment and rights of way for the first two years of operation. These estimates have been prepared based on the assumptions contained in the feasibility study.

                                    EXHIBIT 2

                              TELEHOUSE AGREEMENTS

Telehouse Lease Commitment         Global Crossing agrees to lease space in the
                                   IMPSAT Telehouses identified below (the
                                   "Telehouses") for the term of twenty five
                                   (25) years on the terms and conditions set
                                   forth below. The lease will cover the rent of
                                   space with the basic services set forth below
                                   (the "Basic Services").

Telehouses location and space      Caracas, Venezuela:                                        [    ] square meters
requirements                       Buenos Aires, Argentina:                                   [    ] square meters
                                   Sao Paulo, Brazil:                                         [    ] square meters
                                   Rio de Janeiro, Brazil:                                    [    ] square meters
                                   Santiago, Chile:                                           [    ] square meters
                                   Bogota, Colombia:                                          [    ] square meters
                                   Lima, Peru:                                                [    ] square meters

Ready for Service Dates            Caracas, Venezuela:                                        [         ] 2000
                                   Buenos Aires, Argentina:                                   [         ] 2000
                                   Sao Paulo, Brazil:                                         [         ] 2000
                                   Rio de Janeiro, Brazil:                                    [         ] 2000
                                   Santiago, Chile:                                           [         ] 2000
                                   Bogota, Colombia:                                          [         ] 2000
                                   Lima, Peru:                                                [         ] 2000

Telehouse Annual Rental Fee        Caracas, Venezuela:                                        US$ [           ]
                                   Buenos Aires, Argentina:                                   US$ [           ]
                                   Sao Paulo, Brazil:                                         US$ [           ]
                                   Rio de Janeiro, Brazil:                                    US$ [           ]
                                   Santiago, Chile:                                           US$ [           ]
                                   Bogota, Colombia:                                          US$ [           ]
                                   Lima, Peru:                                                US$ [           ]

                                   These prices do not include Value Added Tax.

Term 25 years from the Ready for Service Date of each Telehouse.

Payment Schedule:                  Quarterly, in advance.

Payment adjustment:                According to inflation rate in USA and for
                                   increases in the actual costs of Basic
                                   Services.

Telehouse Basic Services           Telehouse Basic Services includes: Protected
                                   and unprotected AC power supply, Protected DC
                                   power supply, Environmental conditions
                                   control: Temperature and humidity control,
                                   Fire detection & suppression system,
                                   Artificial Lighting system, Access Control,
                                   Restrooms & Janitorial Services.

                                   Basic services (included in the annual rental fee):

                                   Electric power supply: All the electric power supplied to the Telehouse, including that necessary for powering the telecommunications equipment, HVAC (within the environmental conditions already established), fire protection, lighting, etc. up to a limit of 200 KVA for [ ] sq.m. and 400 KVA for [ ] sq.m. Artificial Lighting system: 500 lux.
                                   Final lease prices will be adjusted from above to reflect increased power requirements from those set forth above to 300 KVA for [ ] sq.m. and 600 KVA for [ ] sq.m.

                                   Access Control: The surveillance service will be limited to controlled access at the entrance of Telehouse. It does not include a permanent supervision of activities in the Telehouse of any personnel that has permission to access the Telehouse. Cleaning and Infrastructure Maintenance Services:
                                   General cleaning and basic maintenance of the infrastructure of all common areas and of the electric system. Taxes and impositions: All property taxes and similar impositions pertaining to the Telehouse building and/or to the services provided by IMPSAT as part of this agreement, at the rates applicable at the date of signature of this agreement, are included in the rental price, subject to increase in the rental for increases in such impositions.

Operating Charges                  In addition to the rent set forth above,
                                   Global Crossing shall pay to IMPSAT as
                                   additional rent (i) the amount by which all
                                   charges for electricity, gas, water, sewer
                                   and other utility charges of every type and
                                   nature attributable to the Global Crossing
                                   area in the Telehouse (such charges,
                                   "Operating Charges") for each calendar year
                                   falling entirely or partly within the Term
                                   exceed the Operating Charges for the first
                                   full calendar year of the lease (the "Base
                                   Year"), and (ii) Global Crossing's pro rata
                                   share of the amount by which property taxes
                                   and other similar impositions for each
                                   calendar year falling entirely or partly
                                   within the Term exceed Global Crossing's pro
                                   rata share of such impositions for the Base
                                   Year. Global Crossing's pro rata share shall
                                   be determined by dividing the number of
                                   rentable square meters contained in the
                                   Global Crossing area in the Telehouse, by the
                                   total number of square meters contained in
                                   the Telehouse building.

                                    EXHIBIT 3

                                  TAC AGREEMENT

1.       Agreements.

         GCD and IMPSAT agree that the firm fixed price for the construction of TAC as described in the June Proposal as modified by this Agreement, including one duct between Buenos Aires and Mendoza on the IMPSAT 2000 route, is US$ 64,000,000 (sixty four million United States Dollars). This agreement includes the following understanding:

         a)       RFS dates are maintained as described in 2 below.

         b)       No fiber will be provided by IMPSAT for TAC.

         c) Dedicated and exclusive manholes and handholes for the duct between Buenos Aires and Santiago are included.

         d) System design and engineering remain as agreed between parties and described in the June Proposal.

         e) RoW costs for the first 10 years period, only, in Chile. Subsequent RoW costs in Chile are at GCD expense.

         f) The facilities and services (shelter, land, power, surveillance, security, etc.) remain the same as in the June Proposal.

         g)       IMPSAT's project management fees of US$ [
                                 ] dollars United States Dollars) are included
                  in the $64 million price stated above.

         h) Terms and conditions included in the June Proposal except for those modified herein remain unchanged and valid.

2.       TAC RFS Dates.

                         CITY PAIR                             RFS DATE
                         ---------                             --------
                Las Toninas - Buenos Aires                   [    ] 2000
            Buenos Aires - Mendoza (Dark Fiber)              [    ] 2000
                    Mendoza - Santiago                       [    ] 2000
                   Santiago - Algarrobo                      [    ] 2000


3.       GCD agrees to compensate IMPSAT US$ [                            ]
         United States Dollars) for its increased costs resulting from the changeout from Corning to Lucent fiber. This amount represents full and final settlement for all costs incurred by IMPSAT arising out of such changeout. This compensation will be paid in dark fiber on the Mendoza
         - Santiago route or in backhaul credits or in some other form agreed to by the parties. For the dark fiber in the Mendoza - Santiago route, the
         25 year IRU unit price is US$ [     ] per fiber pair per kilometer, and
         annual maintenance services of $[     ] per fiber pair per route
         kilometer with price reviews every two years. These prices include facilities and services (dedicated shelter, land, power, surveillance, security, etc.) as included in the IMPSAT proposal to GCD.

                                    EXHIBIT 4

                           CAPACITY PURCHASE AGREEMENT

Capacity Purchase Commitment:      IMPSAT agrees to purchase not less than $46M
                                   of capacity on the Global Crossing Network, with special Anchor Tenant pricing on the South American Crossing (SAC), Mid-Atlantic
                                   Crossing (MAC) and Pan American Crossing
                                   (PAC) systems. Capacity purchases can be accomplished by buying at least [ ] STM-1s on SAC, MAC and PAC in any combination on these systems.

South American Crossing (SAC)      Global Crossing will offer twenty five (25)
Anchor Tenant Pricing:             year IRUs to IMPSAT for significant blocks of
                                   capacity on SAC as follows:

                                   -    First [   ]  STM-1s (between any 2
                                        landing points on SAC: Las Toninas,
                                        Argentina; Algarrobo, Chile; Lurin,
                                        Peru; Buenaventura, Colombia; Ft.
                                        Amador, Panama; Puerto Viejo, Venezuela;
                                        St. Croix, USVI; Fortaleza, Brazil; Rio
                                        de Janeiro, Brazil; and Santos, Brazil)
                                        at $[        ] per STM-1.

                                   - The price per STM-1 from Puerto Viejo to St. Croix is the only exception to the price noted above - capacity on this
                                        route is priced at $[      ] per STM-1.

                                   -    OPTIONAL - After IMPSAT purchases [   ]
                                        STM-1s on SAC, MAC and PAC, the second
                                        group of [   ] STM-1s on SAC will be
                                        priced at $[     ] per STM-1.

Mid-Atlantic Crossing (MAC)        Global Crossing will offer twenty five (25)
Anchor Tenant Pricing:             year IRUs to IMPSAT for significant blocks of
                                   capacity on MAC, as follows:

                                   -    STM-1s on MAC from St. Croix to either
                                        Hollywood, Florida or Brookhaven, NY for
                                        $[     ] per STM-1.

                                   -    OPTIONAL - IMPSAT may elect to purchase
                                        clear channel STM[ ]s on MAC for $[   ]
                                        each.

Pan American Crossing (PAC)        Global Crossing will offer twenty five (25)
Anchor Tenant Pricing:             year IRUs to IMPSAT for significant blocks of
                                   capacity on PAC, as follows:

                                   -    STM-1s on PAC from Panama to either
                                        Mazatlan or Tijuana, Mexico for $[     ]
                                        per STM-1.

                                   -    OPTIONAL - After IMPSAT purchases [ ]
                                        STM-1s on PAC from Panama to Mexico (as
                                        noted above), each subsequent STM-1 will
                                        be priced at $[    ].

                                   -    STM-1s on PAC from Panama to either
                                        Grover Beach, California, or Harbour
                                        Pointe, Washington for $[   ] per STM-1.

                                   -    OPTIONAL - After IMPSAT purchases [ ]
                                        STM-1s on PAC from Panama to the United
                                        States (as noted above), each subsequent
                                        STM-1 will be priced at $[    ].

Backhaul Capacity:                 IMPSAT will purchase backhaul capacity on
                                   demand at a [   ]% discount from our standard
                                   rates. However, IMPSAT will not be required to pay for backhaul capacity in Buenos Aires and Santiago.

D[  ] Option                       IMPSAT may purchase D[   ] for [  ]% of the
                                   STM-1 prices noted above as part of the $46M
                                   commitment. If within 12 months of activation
                                   of any D[   ], IMPSAT elects to upgrade such
                                   circuit to an STM-1 they will only pay the remaining [ ]% of the STM-1 price.

Payment Tranches:                  [    ] percent ([ ]%) upon execution of the
                                   definitive documentation in connection with the capacity purchase. The remaining [
                                       ] percent ([ ]%), due in four tranches,
                                   as follows -

                                   1)   [    ] percent ([ ]%) due prior to
                                        activation of capacity, but in no event
                                        later than the first anniversary of the
                                        full system RFS date.

                                   2)   [    ] percent ([ ]%) due prior to
                                        activation of capacity, but in no event
                                        later than the second anniversary of the full system RFS date.

                                   3)   [    ] percent ([ ]%) due prior to
                                        activation of capacity, but in no event
                                        later than the third anniversary of the
                                        full system RFS date.

                                   4)   [    ] percent ([ ]%) due prior to
                                        activation of capacity, but in no event
                                        later than the fourth anniversary of the full system RFS date.

                                   Please note that IMPSAT may accelerate this take down of capacity at any time, with the payment for such capacity preceding activation.

Financing Option:

                                   At IMPSAT's option, IMPSAT may pay for the
                                   activation of individual STM-1s within the 4
                                   Payment Tranches, in the following manner:
                                   [   ]% of the STM-1 purchase price due
                                   immediately following customer acceptance (of the particular circuit) with the remaining
                                   [   ]% financed over [   ] months at an
                                   annual interest rate of [   ]%, payable in
                                   equal quarterly installments.

Operations, Administration &       A flat rate annual OA&M fee is charged per
Maintenance (OA&M):                STM-1 that has been activated. Payments are
                                   made quarterly, in advance.


                                   Global Crossing is in the process of
                                   reviewing OA&M fees, but we guarantee that the annual OA&M fee will not exceed [ ]% of the purchase price of the activated capacity.

Reassignment/Reallocation of       Global Crossing recognizes that IMPSAT will
                                   be purchasing capacity on behalf of its
                                   affiliated companies, as such, there are

Capacity:                          no restrictions on transferring ownership
                                   among companies in which IMPSAT maintains ten percent (10%) or greater ownership.

Global Crossing Network Offer:     In recognition of the significant investment
                                   in capacity this "Anchor Tenant" offer
                                   represents for IMPSAT, Global Crossing will provide capacity, on demand, across the entire Global Crossing Network at [ ]% of our lowest Published Prices (i.e., a [ ]% discount). Please note that published annual
                                   OA&M fees shall apply to any such purchases.

Anchor Tenant Price Guarantee:     IMPSAT agrees to spend not less than $46M for
                                   capacity on the Global Crossing Network in the manner set forth above. The purchase price for any capacity that IMPSAT activates pursuant to this agreement shall equal the lower of (i) the Anchor Tenant prices set forth above and (ii) [ ]% of Global
                                   Crossing's then-current lowest Published
                                   Prices for such capacity (i.e., a [ ]%
                                   discount off of Global Crossing's Published
                                   Prices at the time such capacity is
                                   activated).

                                   This price guarantee extends to backhaul as well as SAC, MAC and PAC capacity as noted above.

Published Prices                   The current lowest Published Prices are
                                   attached to this agreement, they include:
                                   City to City Pricing, Cable Station to Cable
                                   Station Prices and Backhaul. Global Crossing will furnish revised pricing information when amendments are made.

Collocation in St. Croix           Global Crossing agrees to provide collocation
                                   space in the St. Croix cable station to
                                   IMPSAT for bandwidth management equipment on terms to be mutually agreed, consistent with industry standards.

Ready for Service Dates            The full system RFS date for SAC is expected
                                   to be [           ], 2001.  IMPSAT may elect
                                   to activate capacity once it is made
                                   commercially available by Global Crossing. At
                                   present, we estimate that capacity will be
                                   made available from Venezuela in [      ]
                                   2000, and from the other Atlantic Ocean
                                   landing sites on SAC in [          ] 2000.




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